Rule 424(b)(3)
                                                      Registration No. 333-57745


                          CASELLA WASTE SYSTEMS, INC.

               Prospectus Supplement No. 6 dated January 25, 1999

          (To Prospectus dated July 21, 1998, as supplemented by Prospectus Supplement No. 1 dated September 10, 1998, Prospectus Supplement No. 2 dated September 18, 1998, Prospectus Supplement No. 3 dated November 20, 1998, Prospectus Supplement No. 4 dated December 22, 1998 and Prospectus Supplement No. 5 dated January 13, 1999)

     On January 21, 1999, Casella Waste Systems, Inc. filed with the Securities and Exchange Commission the attached Current Report on Form 8-K.



                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): January 21, 1999
   ---------------------------------------------------------------------------

                          CASELLA WASTE SYSTEMS, INC.
           -----------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


                                    Delaware
               -------------------------------------------------
                 (State or Other Jurisdiction of Incorporation)


                 0-911177                           03-338873
         ------------------------        --------------------------------
         (Commission File Number)        (IRS Employer Identification No.)


   25 Greens Hill Lane, Rutland, Vermont              05701
 ----------------------------------------           ----------
 (Address of principal executive offices)           (Zip Code)


                                 (802) 775-0325
              ----------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)


                                 Not Applicable
         -------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

     On January 13, 1999, Casella Waste Systems, Inc. (the "Company") announced that it had entered into an Agreement and Plan of Merger dated January 12, 1999 (the "Agreement and Plan of Merger") with KTI, Inc., a New Jersey corporation ("KTI"), and Rutland Acquisition Sub, Inc., a New Jersey corporation and a direct, wholly-owned subsidiary of the Company ("Sub"). The Agreement and Plan of Merger provides for, among other things, the merger of Sub with and into KTI upon the terms and subject to the conditions contained in the Agreement and Plan of Merger, with KTI continuing as a direct, wholly-owned subsidiary of the Company.

     The foregoing description is qualified in its entirety by reference to the Agreement and Plan of Merger attached hereto as Exhibit 99.1.

     (c) The following exhibit is incorporated herein by reference:

     Exhibit
     Number


     99.1 Agreement and Plan of Merger dated January 12, 1999, by and among Casella Waste Systems, Inc., Rutland Acquisition Sub, Inc. and KTI, Inc. The schedules to this Exhibit 99.1 do not contain information which is material to an investment decision. The Company hereby agrees to furnish a copy of any omitted schedule to the Commission upon request.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 21, 1999                CASELLA WASTE SYSTEMS, INC.
                                      (Registrant)


                                      By:  /s/ John W. Casella
                                           -------------------------------
                                           John W. Casella
                                           President, Chief Executive Officer
                                           and Chairman